UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2007

CHARTER FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Georgia	000-33071	58-2659667
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1233 O. G. Skinner Drive, West Point, Georgia	31833
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (706) 645-1391

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On January 18, 2007, Charter Financial Corporation (the “Company”) announced its first quarter earnings for the 2007 fiscal year. A copy of the press release dated January 18, 2007, describing its first quarter earnings is attached as Exhibit 99.1.

Item 3.01

On January 17, 2007, the Company’s board of directors authorized the Company to notify the NASDAQ Stock Market of the Company’s intent to suspend trading in its stock on the NASDAQ Global Market and to file a Form 25, Notification of Removal from Listing and/or Registration, with the Securities and Exchange Commission. The Company said it expects its shares will begin trading on the Over the Counter Bulletin Board at that time.

Item 8.01 Other Events

On January 18, 2007, the Company announced that its board of directors as authorized the Company to repurchase up to an additional 400,000 of its outstanding shares. The purchases will be made from time to time on the open market or in negotiated transactions.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibits are furnished with this Report:

Exhibit No.	Description
99.1	Press release issued by Charter Financial Corporation on January 18, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 18, 2007	CHARTER FINANCIAL CORPORATION

	By:	/s/ Robert L. Johnson
	Name:	Robert L. Johnson
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by the Company on January 18, 2007.